UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 Or 15(d) of The Securities Exchange Act of 1934

August 25, 2015
Date of Report
(Date of Earliest Event Reported)

RAVEN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

South Dakota	001-07982	46-0246171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

205 East 6th Street, P.O. Box 5107, Sioux Falls, SD 57117-5107
(Address of principal executive offices)

(605) 336-2750
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 25, 2015, the Company entered into amended employment agreements (the “Amended Employment Agreements”) with the following senior executive officers: Lon Stroschein, Brian Meyer, Janet Matthiesen, Stephanie Herseth Sandlin and Steven Brazones. The Amended Employment Agreements eliminate the retiree medical program providing postretirement medical benefits to these individuals if their years of employment and age added together exceeded 80. Under this program, the retired executive was entitled to be reimbursed for health expenditures up to a percentage (which was 3.5% for the executive officers named above) of the executive’s highest salary and bonus over the last five years of employment. Retirement benefits were to continue until the last to die of the executive or spouse. In the event of an executive’s death, the benefits available to the surviving spouse were limited to vested retirement benefits. In consideration of entering into the Amended Employment Agreements, such current senior executive officers have received lump sum payments in amounts ranging from $7,500 to $15,000, determined by each officer’s years of service to the Company.

The employment agreements for the Company’s current senior executive officers that either already qualify for retirement or have given twenty or more years of service to the Company will not be amended. However, arrangements with future senior executive officers will be reflected on the Amended Employment Agreement form.

The foregoing summary description of the terms and conditions of the Amended Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the copies of the form of Amended Employment Agreement, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
(d)	Exhibits

10.1	Form of Raven Industries, Inc. Employment Agreement, as amended August 25, 2015

10.2	Form of Schedule A to Raven Industries, Inc. Employment Agreement, as amended August 25, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 31, 2015

RAVEN INDUSTRIES, INC.
/s/ Stephanie Herseth Sandlin
Stephanie Herseth Sandlin
General Counsel and Vice President of Corporate Development, Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Raven Industries, Inc. Employment Agreement, as amended August 25, 2015
10.2	Form of Schedule A to Raven Industries, Inc. Employment Agreement, as amended August 25, 2015